DHB Industries, Inc.
November 11, 2003

Exhibit 99.1
[LOGO OF DHB INDUSTRIES GOES HERE]

                         NEWS FROM DHB INDUSTRIES INC.
 555 Westbury Avenue o Carle Place, NY 11514 o T:516/997-1155 o F:516/997-1144
                             www.dhbindustries.com
                             ---------------------

Contact Information:   For Investors:                      Company Contact:
                       Robert B. Prag, President           Dawn M. Schlegel, CFO
                       The Del Mar Consulting Group, Inc.  DHB Industries Inc.
                       858/794-9500                        516/997-1155
FOR IMMEDIATE RELEASE  bprag@delmarconsulting.com          dschlegel@dhbt.com
---------------------

           DHB INDUSTRIES REPORTS THIRD QUARTER REVENUES INCREASE 80%
           ----------------------------------------------------------

       - COMPANY UPS 4TH QUARTER REVENUE GUIDANCE TO RECORD $60 MILLION -
     - COMPANY INCREASES 2003 REVENUE EXPECTATIONS TO RECORD $217 MILLION -
    - COMPANY PROJECTS FULL-YEAR 2004 REVENUES TO REACH RECORD $250 MILLION -
   - COMPANY REPORTS CURRENT BACKLOG OF FIRM ORDERS INCREASED TO RECORD $161 MILLION -


CARLE PLACE, NY - (November 11, 2003) DHB INDUSTRIES INC. (AMEX: DHB), the market leader in the rapidly growing body armor industry, announced today operating results for the third quarter ended September 30, 2003, posting its 15th consecutive year-over-year increase in quarterly revenues.

During the third quarter, DHB announced that its wholly-owned subsidiary, Point Blank Body Armor, Inc. ("Point Blank" - http://www.pointblankarmor.com), had received more than $31 million in delivery orders from several branches of the U.S. Department of Defense for body armor, including its "Interceptor" Outer Tactical Vest (OTV). U.S. Armed Forces worldwide are wearing Point Blank's Interceptor OTV, which has been credited with saving numerous lives of many Americans during the War in Iraq and Operation Anaconda in Afghanistan. Point Blank is currently the only military approved provider of Interceptor OTV to the United States Armed Forces.

For the third quarter ended September 30, 2003, DHB reported record revenues of $54,417,000, an increase of 80% as compared to revenues of $30,146,000 for the third quarter of 2002. Operating income increased 275% to $5,763,000 for the third quarter of 2003 as compared to $1,536,000 in the third quarter of 2002. Third quarter 2003 income available to common stockholders was $3,160,000, or $0.07 per diluted share, a 232% increase as compared to $952,000, or $0.02 per diluted share in the third quarter of 2002. The effective tax rate for the third quarter of 2003 was 40.7%. In the third quarter of 2002 the tax rate was nominal (1%) due to the utilization of net operating loss carryforwards in 2002. Weighted shares outstanding on a diluted basis for the third quarter of 2003 were 44,510,790 as compared to 43,827,580 for the third quarter of 2002.

Gross margins for the third quarter of 2003 were 27.2% versus 27.5% in the second quarter of 2003. Selling, general and administrative expenses ("S,G &A expenses") for the third quarter of 2003, which included $925,000 of unforeseen special accounting and legal fees, were 16.6% of net sales versus 25.2% of net sales for the third quarter of 2002, which included $1.3 million of unforeseen special legal and professional fees related to, among other matters, the successful defense of a patent infringement case and legal and the union organizing campaign. Stockholders' equity rose to a record $43,699,000 at the end of the third quarter of 2003 as compared to $31,345,000 at year-end December 31, 2002.

For the nine months ended September 30, 2003, total revenues increased 61% to a record $157,095,000 as compared to $97,799,000 for the first nine months of 2002. Operating income increased 80% to a record $20,689,000, as compared to $11,477,000 for the first nine months of 2002. Income available to common stockholders for the first nine months 2003 was a record $12,050,000, or $0.27 per diluted share, a 22% increase as compared to $9,912,000 or $0.23 per diluted share in the first nine months of 2002. The effective tax rate for the nine months ended September 30, 2003 was 39.9%. In the first nine months of 2002, the tax rate was nominal (1%) due to the utilization of net operating loss carryforwards in 2002.

SG&A expenses for the first nine months of 2003, which included $1,225,000 of unforeseen special accounting and legal fees, were 14.4% of net sales versus 17.5% of net sales for the first nine months of 2002, which included $1.3 million of unforeseen special legal and professional fees related to, among other matters the successful defense of a patent infringement case and the union organizing campaign. Weighted shares outstanding on a diluted basis for the first nine months of 2003 were 44,053,330 as compared to 43,519,653 for the first nine months of 2002.

Total backlog of firm orders in hand as of November 11, 2003, increased to a record $161 million, as compared to total backlog of firm orders in hand of $57 million on March 1, 2003.

Dawn Schlegel, CFO of DHB Industries, commented, "The Company's record backlog reflects an accelerating demand for our products across all sectors - military, law enforcement and federal agencies. As revenues continue to accelerate into 2004, we believe there will be a decrease in SG&A expenses as a percentage of sales, and a corresponding increase in operating margins and EPS. Given current visibility, we expect revenues for full-year 2003 will reach $217 million."

David Brooks, Chairman and CEO of DHB Industries, added, "DHB Industries is the dominant leader in the protective soft body armor industry. We maintain a commanding share of the military market, and we are increasing our presence in the domestic law enforcement and federal agencies market. Our Point Blank subsidiary is currently the only military approved provider of its highly praised Interceptor OTV to the U.S. Department of Defense. Given the geopolitical environment, the increased need for homeland security, and the continuing war on terror, we project full-year 2004 revenues will reach $250 million."

DHB Industries, Inc.
November 11, 2003


CONFERENCE CALL:

DHB will discuss its results during a conference call to be broadcast live over the Internet starting at 4:15 p.m. eastern daylight time.

Conference call particulars are as follows:

    o  Date - Tuesday, November 11, 2003
    o  Time - 4:15 p.m. eastern daylight time/1:15 p.m. pacific daylight time
    o  Dial in number - (888) 809-3657
    o  Live Internet broadcast - can be accessed at http://www.dhbindustries.com
                                                    ----------------------------

Those choosing to listen via telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator.


ABOUT DHB INDUSTRIES INC.
-------------------------
DHB Industries Inc.'s Armor Group is the market leader in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor, Inc. and Protective Apparel Corporation of America (PACA) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group produces and markets a comprehensive line of athletic supports and braces, which are merchandised through national superstore chains including Wal-Mart, Target and Meijer, as well as private label distributors such as Amerisource Bergen and Cardinal Health.

DHB maintains facilities in Carle Place, NY, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries Inc., visit the website at http://www.dhbindustries.com.
                     ----------------------------


     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***

DHB Industries, Inc.
November 11, 2003


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)

                                                    For the Three Months Ended    For the Nine Months Ended
                                                           September 30,                September 30,
                                                         2003             2002*         2003            2002*
                                                         ------           -----         ------          -----

Net sales                                               $54,417         $30,146       $157,095        $97,799

Cost of goods sold (includes related party
purchases of $6,802, $1,905, $20,856,
and $3,791 respectively)                                 39,599          21,005        113,785         69,166
                                                         ------          ------        -------         ------
Gross profit                                             14,818           9,141         43,310         28,633

Selling, general & administrative expenses                9,055           7,605         22,621         17,156
                                                          -----           -----         ------         ------

Income before other income (expense)                      5,763           1,536         20,689         11,477
                                                          -----           -----         ------         ------

Other income (expense)
  Interest expense                                         (306)           (538)          (977)        (1,475)
  Proceeds from settlement of lawsuit                        --              --            739             --
  Other income                                               24              35             48             79
                                                             --              --             --             --
Total other income (expense)                               (282)           (503)          (190)        (1,396)
                                                          -----           -----          -----        -------

Income before income taxes                                5,481           1,033         20,499         10,081

Income taxes                                              2,231              81          8,179            169
                                                          -----              --          -----            ---

Net income                                                3,250             952         12,320          9,912

Dividend - preferred stock                                  (90)             --           (270)            --
                                                            ---           -----          -----         ------

Income available to common stockholders                  $3,160           $ 952        $12,050        $ 9,912
                                                         ======           =====        =======        =======

Earnings per common share:
  Basic shares                                            $0.08           $0.02          $0.30          $0.27
                                                          =====           =====          =====          =====
  Diluted shares                                          $0.07           $0.02          $0.27          $0.23
                                                          =====           =====          =====          =====

Weighted average shares outstanding:

Basic shares                                         40,594,746      40,413,746     40,490,062     36,262,668
Effect of convertible preferred                         500,000         500,000        500,000        500,000
Warrants                                              3,416,044       2,913,834      3,063,268      6,756,985
                                                      ---------       ---------      ---------      ---------
Diluted shares                                       44,510,790      43,827,580     44,053,330     43,519,653
                                                     ==========      ==========     ==========     ==========

                           * - 2002 has been restated

DHB Industries, Inc.
November 11, 2003


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           AS OF SEPTEMBER 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002
                 (In thousands, except share and per share data)

                                                                                   September 30,       December 31,
             ASSETS                                                                    2003                2002
                                                                                       ----                ----
             Current assets
             Cash and cash equivalents                                                     $562               $393
             Accounts receivable, less allowance for doubtful
                accounts of $1,064 and $1,070, respectively                              26,492             22,904
             Inventories                                                                 49,933             33,360
             Deferred income tax assets                                                     784              3,319
             Prepaid expenses and other current assets                                    2,829                971
                                                                                          -----                ---
             Total current assets                                                        80,600             60,947
                                                                                         ------             ------

             Property and equipment, net                                                  1,823              1,620
                                                                                          -----              -----

             Other assets
             Other investment                                                               942                942
             Deferred income tax assets                                                      --              1,402
             Deposits and other assets                                                      414                460
                                                                                            ---                ---
             Total other assets                                                           1,356              2,804
                                                                                          -----              -----
             Total assets                                                               $83,779            $65,371
                                                                                        =======            =======

             LIABILITIES AND STOCKHOLDERS' EQUITY
             Current liabilities
             Accounts payable                                                            $5,608             $5,368
             Accrued expenses and other current liabilities                               8,394              2,454
             Capital lease obligation                                                         1                 --
                                                                                         ------              -----
             Total current liabilities                                                   14,003              7,822
                                                                                         ------              -----

             Long term liabilities
             Notes payable-bank                                                          25,638             24,354
             Note payable - stockholder                                                      --              1,500
             Other liabilities                                                              439                350
                                                                                            ---                ---

             Total liabilities                                                           40,080             34,026
                                                                                         ------             ------

             Commitments and contingencies

             Stockholders' equity
             Convertible preferred stock, $0.001 par value,
               5,000,000 shares authorized, 500,000 shares of Series
               A, 12% convertible preferred stock issued and outstanding                      1                  1
             Common stock, $0.001 par value, 100,000,000
               shares authorized, 40,594,746 and 40,413,746                                  41                 40
             Additional paid in capital                                                  35,108             34,792
             Other comprehensive loss                                                       (54)               (41)
             Retained earnings (accumulated deficit)                                      8,603             (3,447)
                                                                                          -----            -------
             Total stockholders' equity                                                  43,699             31,345
                                                                                         ------             ------
             Total liabilities and stockholders' equity                                 $83,779            $65,371
                                                                                        =======            =======